Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form F-3 No. 333-271504) of SFL Corporation Ltd., and
(2)Registration Statement (Form F-3 No. 333-264330) of SFL Corporation Ltd.

of our reports dated March 17, 2025, with respect to the consolidated financial statements of SFL Corporation Ltd. and the effectiveness of internal control over financial reporting of SFL Corporation Ltd. included in this Annual Report (Form 20-F) of SFL Corporation Ltd. for the year ended December 31, 2024.

/s/ Ernst & Young AS

Oslo, Norway
March 17, 2025